UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12
Stirling Hotels & Resorts, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2025 Proxy Statement
Annual Meeting of Stockholders
Tuesday, May 13, 2025
9:20 A.M., Central Daylight Time
Stirling Hotels & Resorts, Inc.
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254

Dear Stockholders:	April 1, 2025
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Stirling Hotels & Resorts, Inc., a Maryland corporation (the “Company”), which will be held at 9:20 a.m., Central Daylight Time, on Tuesday, May 13, 2025 at our offices located at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
At the Annual Meeting, stockholders will be asked to consider and vote upon:

the election of the three director nominees listed in this proxy statement (the “Proxy Statement”);

the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025; and

such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
Details concerning those matters to come before stockholders at the Annual Meeting are described in this Proxy Statement. The Board of Directors unanimously recommends that you vote FOR all nominees for director listed in the Proxy Statement and FOR the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025.
It is important that your shares be represented at the Annual Meeting and voted in accordance with your wishes. We encourage you to review the Proxy Statement and to return your proxy card as soon as possible so that your shares will be represented at the meeting.
On behalf of the Board of Directors and management, I thank you for your continuing support.
Sincerely,
Frederick J. Kleisner
Chairman of the Board

Notice of 2025 Annual Meeting of Stockholders

Meeting Date:	Tuesday, May 13, 2025

Meeting Time:	9:20 A.M., Central Daylight Time

Location:	Stirling Hotels & Resorts, Inc.
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
Agenda
1.Election of three directors;
2.Ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025; and
3.Transaction of any other business that may properly come before the Annual Meeting.
Record Date
You may vote at the 2025 annual meeting of stockholders the shares of common stock of which you were the holder of record at the close of business on March 24, 2025.
Review your proxy statement and vote in one of the four ways:
•In person: Attend the annual meeting and vote by ballot.
•By telephone: Call the telephone number and follow the instructions on your proxy card.
•Via the internet: Go to the website address shown on your proxy card and follow the instructions on the website.
•By mail: Mark, sign, date and return the enclosed proxy card in the postage paid envelope.
By order of the Board of Directors,
Deric S. Eubanks
President
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
April 1, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 13, 2025. This proxy statement, the proxy card and our 2024 Annual Report are available online at www.proxyvote.com.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	23

Executive Compensation	23

Compensation of Independent Directors	23

Equity Compensation Plan Information	24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	26

The Advisory Agreement	26

Hotel Master Management Agreement	30

Master Project Management Agreement	33

Contribution Agreement and Lock-Up Agreement	34

Dealer Manager Agreement	35

Director Confidentiality Agreements	35

Limited Liability and Indemnification of Directors, Officers, Our Advisor and Other Agents	36

Advisor Unit Issuance	36

Potential Conflicts of Interest with our Advisor and its Affiliates	36

Receipt of Fees by Our Advisor and its Affiliates	36

Our Affiliates Interests in Our Programs Sponsored or Manage by Ashford	36

Allocation of Our Affiliates' Time	37

Valuation Conflicts	37

Fiduciary Duties Owed by Some of Our Affiliates to Ashford and Its Affiliates	37

Certain Conflict Resolution Measures	38

REPORT OF THE AUDIT COMMITTEE	39

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	40

Audit and Non-Audit Fees	40

ANNUAL REPORT	41

OTHER MATTERS	41

STOCKHOLDER PROPOSALS	41

HOUSEHOLDING OF PROXY MATERIALS	42

ANNEX A — AUDIT COMMITTEE CHARTER	43

Statement for 2025 Annual Meeting of Stockholders to be Held on May 13, 2025

This Proxy Statement (the “Proxy Statement”) is being furnished by and on behalf of the Board of Directors (the “Board”) of Stirling Hotels & Resorts, Inc., a Maryland corporation, in connection with the solicitation of proxies to be voted at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card will be first mailed on or about April 1, 2025 to stockholders of record as of the close of business on March 24, 2025. The words “the REIT” “we,” “our,” “us,” and “our company” refer to Stirling Resorts & Hotels, Inc., together with its consolidated subsidiaries, including Stirling REIT OP, L.P. (“Stirling OP” or the “Operating Partnership”), a Delaware limited partnership of which we are the general partner, unless the context requires otherwise. The term “Advisor” refers to Stirling REIT Advisors, LLC, our advisor. Our Advisor is owned by Ashford Inc. (together with its affiliates, “Ashford”), a private real estate investment firm. Ashford also serves as our sponsor.
General Information about the Annual Meeting and Voting

In this section of the Proxy Statement, we answer some common questions regarding our Annual Meeting and the voting of shares at the Annual Meeting.
Where and when will the Annual Meeting be held?

The Annual Meeting will be held at 9:20 a.m., Central Daylight Time, on Tuesday, May 13, 2025 at our offices located at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
What is this document and why have I received it?

This Proxy Statement and the enclosed proxy card are being furnished to you, as a stockholder of Stirling Hotels & Resorts, Inc., because our Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement contains information that stockholders should consider before voting on the proposals to be presented at the Annual Meeting.
We intend to mail this Proxy Statement and accompanying proxy card on or about April 1, 2025 to all stockholders of record entitled to vote at the Annual Meeting.
What am I voting on?

There are two proposals scheduled to be considered and voted on at the Annual Meeting:

Proposal 1: Election of the three director nominees listed herein; and

Proposal 2: Ratification of the appointment of BDO USA, P.C. (“BDO”), as our independent registered public accounting firm for the year ending December 31, 2025.

What is the required vote for approval of each proposal?

Proposal 1: Election of the three director nominees listed herein. The affirmative vote of a majority of the shares entitled to vote that are present in person or by proxy at the Annual Meeting is required for the election of each nominee for director. In an uncontested election, abstentions and broker non-votes will have no effect on the outcome of this proposal.
Proposal 2: Ratification of the appointment of BDO as our independent registered public accounting firm the year ending December 31, 2025. A majority of the votes cast at the Annual Meeting in person or by proxy is required to approve the auditor ratification proposal. Abstentions, if any, will not affect the outcome of this proposal. Your shares may be voted on for this proposal if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions.
There is no cumulative voting for these proposals, and appraisal rights are not applicable to the matters being voted upon.
How does the Board of Directors recommend that I vote?

Our Board recommends that you vote your shares as follows:

FOR the election of each of the three director nominees listed herein; and

FOR the ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2025.
Who can vote?

Holders of record of our shares of common stock as of the close of business on March 24, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were 0.0 shares of Class E common stock (“Class E shares”), 20.1471 shares of Class D common stock (“Class D shares”), 6,962.5350 shares of Class I common stock (“Class I shares”), 20.0588 shares of Class S common stock (“Class S shares”) and 20.0588 shares of Class T common stock (“Class T shares”) issued and outstanding for a total of 7,022.7997 shares of our common stock issued and outstanding. You are entitled to one vote for each share you held as of the Record Date.

How do I vote if I am a registered stockholder?

If you are a registered stockholder (that is, if your shares are registered on our records in your name and not in the name of your broker or nominee), you may vote in person by attending the Annual Meeting. Additionally, you may authorize a proxy to vote your shares in any of the following ways described below:

via the internet by following the instructions on your proxy card, as it contains a 12-digit control number required to record your voting instructions via the internet;

by phone by calling the number listed on the proxy card, 1-800-690-6903, and following the recorded instructions. You will need the 12-digit control number included on your proxy card in order to record your voting instructions by telephone; or

by mail by marking, signing, dating and returning the enclosed proxy card.
If you authorize a proxy by telephone or internet, you do not need to mail your proxy card. See the attached proxy card for more instructions on how to vote your shares.
All proxies that are properly executed and received by our Secretary prior to the Annual Meeting, and are not revoked, will be voted at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to return your proxy card or submit a proxy by telephone or via the internet to assure the representation of your shares at the Annual Meeting.
How do I vote if I hold my shares in “street name”?

If your shares are held by your bank or broker as your nominee (in “street name”), you should receive a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.
How can I authorize a proxy to vote over the internet or by telephone?

To authorize a proxy to vote electronically via the internet, go to the website provided on your proxy card and follow the instructions. Please have your proxy card in hand when accessing the website, as it contains a 12-digit control number required to record your voting instructions via the internet.
If you have access to a touch-tone telephone, you may authorize your proxy by dialing 1-800-690-6903 and following the recorded instructions. You will need the 12-digit control number included on your proxy card in order to record your voting instructions by telephone.
What if I return my proxy but do not mark it to show how I am voting?

If you submit a signed proxy without indicating your vote on any matter, the designated proxies will vote to elect all three director nominees as directors and to approve the ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2025.

What if other matters come up at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Annual Meeting or any adjournment or postponement thereof and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Can I change my vote or revoke my proxy after I authorize my proxy?

Yes. At any time before the vote on a proposal, you can change your vote either by:

authorizing, dating and delivering to us a new proxy with a later date than your original proxy, which must be received no later than May 12, 2025;

authorizing a proxy again via the internet or by telephone at a later time than your original proxy, but in any case before the closing of those voting facilities at 11:59 p.m. Central Daylight Time on May 12, 2025;

sending a written statement revoking your proxy card to our Secretary or any corporate officer of our company, provided such statement is received no later than May 12, 2025; or

attending the Annual Meeting and voting your shares during the Annual Meeting.
Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.
Proxy revocation notices should be sent to Stirling Hotels & Resorts, Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254, Attention: Secretary. New paper proxy cards should be sent to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
What constitutes a quorum?

We will convene the Annual Meeting if stockholders representing the required quorum of shares of our common stock entitled to vote either sign and return their paper proxy cards, authorize a proxy to vote electronically or telephonically or attend the Annual Meeting. The presence, either live or by proxy, at the Annual Meeting of a majority of all the votes entitled to be cast on any matter will constitute a quorum. Under our bylaws, if a quorum is not present at the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to a date not more than 120 days from the original Record Date for the Annual Meeting without notice other than an announcement at the Annual Meeting. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes and abstentions will also be considered present for the purpose of determining whether we have a quorum.
A “broker non-vote” occurs when a broker does not vote on a matter on the proxy card because the broker does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

Who will count the votes?

Jim Plohg will count the votes and will serve as the inspector of election.
Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and then disclose the final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the date of the Annual Meeting.
How can I get additional copies of this Proxy Statement or other information filed with the SEC relating to this solicitation?

A copy of our Annual Report on Form 10-K for our fiscal year ended December 31, 2024, as filed with the SEC on March 27, 2024, will be included in our 2024 Annual Report that will be delivered, or made available on the internet on the SEC’s website, to stockholders entitled to vote at the Annual Meeting, and is available without charge to stockholders upon written request to: Stirling Hotels & Resorts, Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254, Attention: Secretary.
Where can I get more information about Stirling Hotels & Resorts, Inc.?

Prior to this solicitation, we have provided you with our Annual Report on Form 10-K that contains our audited financial statements. We also file reports and other documents with the SEC. You can view these documents at the SEC’s website, www.sec.gov.
How is this solicitation being made?

This solicitation is being made primarily by our officers and representatives, who will receive no extra compensation for their services. The expenses in connection with this solicitation, including preparing and mailing these proxy materials, will be borne by us. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.
Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.
We have also engaged Broadridge Financial Solutions, Inc. (“Broadridge”) for certain services in connection with the Annual Meeting. The services to be performed by Broadridge will include the broker search, voting tabulation, internet voting setup and project management. The anticipated cost for such services is expected to be approximately $6,500.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes. We encourage you to participate in the governance of our company.

Proposal 1 – Election of Directors

There are currently three members of the Board. All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of any substitute nominee selected by our Board, unless the Board acts to reduce the size of the Board in accordance with our bylaws. The Board has no reason to believe that any such nominees will be unable or unwilling to serve.
Nominees for Election as Directors

The names, ages as of April 1, 2025, principal occupations and certain other information about the nominees, including their length of service as directors, are set forth below.

MONTY J. BENNETT
Age: 59 Director since 2023
Mr. Bennett has served as our Chief Executive Officer since November 2023 and as an affiliated director since September 2023. He has served as Chief Executive Officer of our Advisor since November 2023. He has served as Chairman of the Board of Directors of Braemar Hotels & Resorts Inc. (“Braemar”) since April 2013. He has also served as the Chief Executive Officer and Chairman of the Board of Directors of Ashford since November 2014. Mr. Bennett has also served on the board of directors of Ashford Hospitality Trust, Inc. (“Ashford Trust”) since May 2003 and served as its Chief Executive Officer from that time until February 2017. Effective in January 2013, Mr. Bennett was appointed as the Chairman of the Board of Directors of Ashford Trust. Prior to January 2009, Mr. Bennett served as Ashford Trust’s President. Mr. Bennett joined Remington Lodging & Hospitality, LLC ("Remington Hospitality") in 1992 and has served in several key positions, such as Chief Executive Officer, President, Executive Vice President, Director of Information Systems, General Manager and Operations Director.

Mr. Bennett is a lifelong advocate of civic engagement and takes pride in giving back to the Dallas-Fort Worth community. Together with the Ashford companies, he supports numerous charitable organizations including Alzheimer’s Association, Habitat for Humanity, North Texas Food Bank, the S.M. Wright Foundation and the Special Olympics.

Mr. Bennett holds a Master’s degree in Business Administration from the S.C. Johnson Graduate School of Management at Cornell University and a Bachelor of Science degree with distinction from the Cornell School of Hotel Administration. He is a life member of the Cornell Hotel Society. He has over 30 years of experience in the hotel industry and has experience in virtually all aspects of the hospitality industry, including hotel ownership, finance, operations, development, asset management and project management. He is a member of the American Hotel & Lodging Association’s Industry Real Estate Finance Advisory Council (IREFAC) and formerly was a member of Marriott’s Owner Advisory Council and Hilton’s Embassy Suites Franchise Advisory Council.

Mr. Bennett is a frequent speaker and panelist for various hotel development and industry conferences, including the NYU International Hospitality Industry Investment Conference and the Americas Lodging Investment Summit conferences.

Mr. Bennett’s extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his current role as the Chief Executive Officer of the Company, and his experience with, and knowledge of, the Company and its operations gained in those roles, his prior role as the Chief Executive Officer and his current role as the Chairman of each of Ashford Trust and Braemar, are vital qualifications and skills that make him uniquely qualified to serve as a director of the Company.

FREDERICK J. KLEISNER
Age: 80 Director since 2023 Independent
Mr. Kleisner has served as a director and Chairman of the Board since November 2023. Mr. Kleisner was appointed to the Board of Directors of Ashford Trust in September 2016. Mr. Kleisner has held a long, illustrious career in the hospitality industry, serving as President and a director of Hard Rock Hotel Holdings, LLC, a destination casino and resort company, from October 2007 until March 2011. He also served as Chief Executive Officer of Morgans Hotel Group Co. (NASDAQ: MHGC), a hospitality company, from December 2007 until March 2011, as President and Chief Executive Officer (including interim President and Chief Executive Officer) from September 2007 until March 2009, and as a director from February 2006 to March 2011. Prior to his time at Morgans, Mr. Kleisner was the Chairman and Chief Executive Officer of Rex Advisors, LLC, a hotel advisory firm, from January 2006 to September 2007. From August 1999 to December 2005, Mr. Kleisner served as President, Chief Operating Officer and, from March 2000 to August 2005, Chairman, President and Chief Executive Officer, of Wyndham International, Inc., a global hotel company. Mr. Kleisner also served as Chairman of Wyndham International’s board from October 2000 to August 2005. He served as President and Chief Operating Officer of The Americas for Starwood Hotels & Resorts Worldwide, Inc. Hotel Group from January 1998 to August 1999. He has held senior positions with Westin Hotels and Resorts Worldwide, where he served as President and Chief Operating Officer from 1995 to 1998; Interstate Hotels Company, where he served as Executive Vice President and Group President of Operations from 1990 to 1995; the ITT Sheraton Corporation, where he served as Senior Vice President, Director of Operations, North America Division-East from 1985 to 1990; and Hilton Hotels Corp., where for 16+ years he served as General Manager or Managing Director of several landmark hotels.

Mr. Kleisner served as a director of Caesars Entertainment Corporation (NASDAQ: CZR) from 2013 to October 2017, Kindred Healthcare, Inc. (NYSE: KND) from 2009 to July 2018, and Apollo Residential Mortgage, Inc. (formerly NYSE: AMTG), a real estate investment trust, from July 2011 to August 2016. From November 2007 to August 2010, Mr. Kleisner served as a director of Innkeepers USA Trust, a subsidiary of Apollo Investment Corporation (NASDAQ: AINV). He is currently a director of Athora Holdings, Ltd., a specialist solutions provider for the European insurance and reinsurance market, and European Gtd. Life & Reinsurance Co, and previously served as a director at Playtime, LLC, a manufacturer of antibacterial and antimicrobial playground equipment and play systems from 2018 to 2021 and at Aimbridge Hospitality, Inc., a hotel investment and management firm from 2017 to 2019.

Mr. Kleisner graduated from Michigan State University with a B.A. in Hotel Management and currently serves as a Real Estate Investment Management Advisory Board member of Michigan State University’s Eli Broad College of Business, School of Hospitality Business. He also completed advanced studies at the University of Virginia, Darden School of Business and attended the Catholic University of America.

Mr. Kleisner’s extensive experience in the management and operation of companies in the hospitality industry enables him to provide the Board with a wealth of knowledge regarding operational issues facing companies in the hospitality industry and a business acumen essential to guiding the Company’s strategy, and to serve as the Chairman of the Board.

MARK GOLDBERG
Age: 63 Director since 2023 Independent
Mr. Goldberg has served as an independent director at the Company since November 2023. Since May 2022, Mr. Goldberg has served as a Senior Advisor of Apollo Global Management, Inc. (NYSE: APO), a high-growth asset management firm. He previously served as Chief Executive Officer of Griffin Capital Securities, a leading full-service real estate investment and management company, from June 2017 to May 2022. Prior to this role, Mr. Goldberg was the President, Investment Management of W.P. Carey (NYSE: WPC) from March 2015 to June 2017 and Chairman of Carey Financial, LLC, WPC’s managing broker dealer, from April 2008 to June 2017. He also held senior positions over a 19-year period at Advisor Group and its predecessor companies. During his tenure he had leadership responsibilities for six U.S. based broker dealers, was Chief Executive Officer and President of Royal Alliance from 2001 to 2006; Chief Operating Officer of SunAmerica Securities from 1999 to 2001; President of SunAmerica Securities – Tokyo in 1999; and Executive Vice President of Royal Alliance from 1985 to 1995.
Mr. Goldberg’s work has encompassed decades of constructive engagement with the U.S. government and its agencies which has led to significant improvements to the financial services industry. He has worked with the U.S. Department of Labor (“DOL”), SEC, FINRA and U.S. Department of Treasury on rule making. Mr. Goldberg also advocated for financial intermediaries and worked to educate governmental representatives on the critical role they serve. He has provided expert testimony to the Senate Banking Housing and Urban Affairs Committee and at DOL Fiduciary Rule hearings.
As an active member of the financial services community, including as a founding board member for the Financial Services Institute, and as former Chairman of the Institute for Portfolio Alternatives. Mr. Goldberg also served on the Board of Jerusalem College of Technology where he led their Private/Public initiative for their Technology Incubator program. He is the past Chair and current Executive Board Member of the Invest in Others Foundation, a 501(c)(3) organization that provides philanthropy and acts as a catalyst for the charitable work and volunteerism of financial advisors, employees, and their firms.
Since 2012, Mr. Goldberg has served as an Executive Board member for the St. Mary’s Healthcare System (“SMHS”) for Children, where he has been involved for the past 37 years. SMHS’ mission is to improve the health and quality of life for children and families with special needs.
Mr. Goldberg is the recipient of numerous awards and recognition for his professional and philanthropic efforts. He received the IPA Lifetime Achievement Award in recognition for having significantly advanced the goals and reputation of the Alternative Investment Industry. He is a sought-after public speaker and contributes to several investment-focused publications.
Mr. Goldberg’s extensive experience in financial services and advising publicly traded companies enables him to provide robust insight to the Board and its committees. In addition, his prior REIT experience, board service and corporate leadership allows him to provide valuable input to the Company’s growth plans.

At the Annual Meeting, we will vote each valid proxy returned to us for the nominees listed above unless the proxy specifies otherwise. Proxies may not be voted for more than three nominees for director. While our Board does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our Board may designate unless the Board decides to reduce the size of our Board in accordance with our bylaws.

VOTING RECOMMENDATION OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

The Board of Directors

Our business is managed by our Advisor, subject to the oversight and direction of our Board. Our Board has three members and is currently comprised of Messrs. Bennett, Kleisner and Goldberg.
Director Independence
Our Board has determined that Messrs. Kleisner and Goldberg are independent within the meaning of the applicable (i) provisions set forth in our charter, (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable SEC rules, and (iii) although our shares are not listed on the New York Stock Exchange (“NYSE”), independence rules set forth in the NYSE Listed Company Manual. To be considered independent under the NYSE rules, our Board must determine that a director does not have a material relationship with us and/or our consolidated subsidiaries (either directly or as a partner, stockholder, or officer of an organization that has a relationship with any of those entities). The Board considered Mr. Kleisner's position as a member of the board of Ashford Hospitality Trust, Inc., an advised platform of our Advisor and, through a wholly-owned subsidiary, a contributor of certain assets to the Company, as further described in "Contribution and Lock-Up Agreement" below, and his compensation pursuant to such board membership, in assessing his independence.
Our charter provides that a majority of our Board seats must be for independent directors. Our charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with Ashford or our Advisor. Pursuant to our charter, a director is deemed to be associated with Ashford or our Advisor if he or she owns an interest in (other than an interest in us or an interest that is not material to the director), is employed by, is an officer or director (excluding service as an independent director of any other real estate program organized by Ashford or advised or managed by our Advisor or its affiliates), or has any material business or professional relationship with Ashford, our Advisor or any of their affiliates, performs services (other than as a director) for us, or, after the commencement of an initial public offering, serves as a director or trustee for more than three real estate investment trusts (“REITs”) sponsored by Ashford or advised by our Advisor. A business or professional relationship will be deemed material per se if the gross income derived by the director from Ashford, our Advisor or any of their affiliates (excluding fees for serving as an independent director of us or other real estate program organized by Ashford or advised or managed by the Advisor or its affiliates) during either of the last two years exceeds 5% of either (1) the director’s annual gross income derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis as of the end of the applicable year. An ownership interest is considered material if the value of such interest exceeds 5% of the director’s net worth on a fair market value basis. An indirect association is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, Ashford, our Advisor or any of their affiliates.
Board of Directors Composition
Our entire Board is responsible for supervising our business. However, pursuant to our charter, our Board may delegate some of its powers to one or more committees as deemed appropriate by the Board. Members of any committees established are appointed by our Board. Our Board may also change the number of directors, subject to certain limits. The number of directors may never be less than three nor more than 15 directors unless we amend our bylaws.
We do not have a standing nominating committee. Our Board has determined that it is appropriate not to have a nominating committee because our Board presently considers all matters for which a nominating committee would be responsible. Each member of our Board participates in the consideration of nominees. Our Board believes that the significance of each director nominee’s qualifications, experience, attributes and skills is particular to that individual, meaning that there is no single test applicable to all director candidates. The effectiveness of the Board is best evaluated as a group of directors, rather than at an individual director level. As a result, our Board has not established specific minimum qualifications that must be met by each individual wishing to serve as a director. When evaluating candidates for a position on our Board, the Board considers the potential impact of the candidate, along with his or her particular experiences, on the Board as a whole. The diversity of a candidate’s background or experiences, when considered in comparison to the background and experiences of other members of the Board, may or may not impact our Board’s view as to the candidate. In evaluating director candidates, our Board considers all factors that it deems relevant.
In recommending director nominees to our Board, our Board solicits candidate recommendations from its current members and our management. Our Board also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In evaluating the persons recommended as potential directors, our Board will consider each candidate without regard to the source of the recommendation and take into account those factors that our Board determines are relevant. Stockholders may directly nominate potential directors by satisfying the procedural requirements for such nomination as provided in Article I, Section 11(a) of our bylaws.
In conducting its annual self-assessment and nominating the director nominees, our Board determined that each director nominee has the business experience, skills, perspectives, independence and diversity in relation to our company’s needs. In addition to a demonstrated record of business and professional accomplishment, each of our director nominees has substantial experience serving on boards, including our Board and boards of other organizations. Each of our directors has gained substantial insight as to the operation of our company and has demonstrated a commitment to discharging his oversight responsibilities as a director.
Board and Committee Meetings
Directors are expected to attend meetings of our Board and meetings of the committees on which they serve, to spend the time needed and to meet as frequently as necessary, in order to discharge their responsibilities properly. Our Board conducts its business through meetings of the Board, actions taken by written consent in lieu of meetings and by actions of its committees.
During the fiscal year ended December 31, 2024, the Board held five meetings. Each director attended at least 75% of the combined number of meetings of the Board and meetings of committees during the period in 2024 in which they served as a director or member of such committee, as applicable.
We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law.
The Board has two standing committees: an Audit Committee and a Related Party Transactions Committee. The following descriptions of the functions performed by the committees of the Board are general in nature and are qualified in their entirety by reference to the committees’ respective charters. We do not have a standing Compensation Committee. Our Board determined that is it appropriate not to have a Compensation Committee because our Board presently considers all matters for which a compensation committee would be responsible and we have limited compensation practices. For more information on our compensation practices, please see “Compensation of Directors and Executive Officers” below. Each member of our Board participates in the consideration of nominees.
Audit Committee
The Audit Committee, presently comprised of Mr. Kleisner and Mr. Goldberg (chair), is responsible for the selection, evaluation and oversight of the Company’s independent auditors, as well as oversight of the financial reporting process and internal controls of the Company. Our Audit Committee operates under a written charter, a copy of which is attached hereto as Annex A. The Board has determined that Messrs. Kleisner and Goldberg each qualify as an “audit committee financial expert” as defined in the applicable SEC rules, and that each member of the Audit Committee is financially literate as such qualification is interpreted by our Board. The Audit Committee met three times during 2024.
The primary purposes of the Audit Committee are to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, (a) assisting the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) risk management, including oversight of cybersecurity, and the Company’s compliance with legal and regulatory requirements, (iii)

the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function, and (b) preparing the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.
Related Party Transactions Committee
To ameliorate the risks created by conflicts of interest, we have a standing Related Party Transactions Committee of our Board composed of all our independent directors. The Related Party Transactions Committee is currently comprised of Messrs. Kleisner and Goldberg. Mr. Kleisner serves as the chair of the Related Party Transactions Committee.
The Related Party Transactions Committee is responsible for reviewing and approving the terms of all transactions between us and Ashford or its affiliates (including our Advisor) or any member of our Board, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions. Generally, we may enter into transactions with Ashford, our Advisor, our directors and their respective affiliates only if a majority of the Related Party Transactions Committee (which is comprised of each of our independent directors) approve the transaction. In addition, the Related Party Transactions Committee is also responsible for reviewing our Advisor’s performance and the fees and expenses paid by us to our Advisor and any of its affiliates. However, we cannot assure you that this committee will successfully mitigate the risks related to conflicts of interest between us and Ashford. Our Related Party Transactions Committee may retain its own legal and financial advisors at our expense. The Related Party Transactions Committee did not meet in 2024.
Executive Sessions
Our independent directors regularly hold executive sessions at which management is not present.
Board Leadership Structure and Role in Risk Oversight
The Board has structured itself in a manner that it believes allows it to perform its oversight function effectively. A majority of our directors are independent. Our offices of Chairman of the Board and Chief Executive Officer are separate even though such separation is not required. Mr. Kleisner, as our Chairman of the Board, is responsible for our strategic direction and oversight, while Mr. Bennett, as our Chief Executive Officer, is responsible for the execution of our business strategy, financial affairs and operations.
As with every business, we confront and must manage various risks including financial and economic risks related to the performance of our portfolio and how our investments have been financed. Pursuant to our charter and bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our Board. Our Advisor is responsible for the day-to-day management of risks we face, while our Board has responsibility for establishing broad corporate policies for our overall operation and for the direction and oversight of our risk management. Members of our Board keep informed of our business by participating in meetings of our Board of Directors and any committee thereof, by reviewing analyses, reports and other materials provided to them by and through discussions with our Advisor and our executive officers.
In connection with their oversight of risks to our business, our Board of Directors and the Audit Committee consider feedback from our Advisor concerning the risks related to our business, operations and strategies. To ameliorate the risks created by conflicts of interest, we have a standing Related Party Transactions Committee of our Board composed of all our independent directors. This committee will be asked to approve transactions with affiliates, including purchases and sales with related parties, any amendments to our Advisory Agreement (as defined below) and the annual evaluation of our Advisor’s performance. Our Related Party Transactions Committee may retain its own legal and financial advisors at our expense. For more information regarding certain relationships and related transactions and director independence, see “Certain Relationships and Related Transactions, and Director Independence—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements” below.

Corporate Governance

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees (if any), including individuals who are officers and employees of Ashford and its subsidiaries, including our Advisor, and specifically our principal executive officer, principal financial officer, principal accounting officer or controller. Our Code of Business Conduct and Ethics requires that transactions between us, on the one hand, and Ashford and its affiliates, on the other hand, that are outside the Advisory Agreement, the Hotel Master Management Agreement (as defined below), the Master Project Management Agreement (as defined below), or the additional terms and services for which Ashford has the exclusive right to provide such terms and services, as applicable, are required to be approved by a majority of the members of the Related Party Transactions Committee prior to consummation. In addition, the Code of Business Conduct and Ethics requires the Related Party Transactions Committee to annually review and evaluate the performance of the Advisor and the terms of the Advisory Agreement. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics.
Insider Trading Policy
The Company has not yet adopted stand-alone insider trading policies and procedures governing the purchase, sale and/or other dispositions of the Company’s securities by directors, officers and employees, or the Company itself. However, pursuant to its Code of Business Conduct and Ethics, the Company does (i) prohibit insiders from trading in securities of the Company with any person other than the Company; (ii) require insiders who wish to buy or sell securities complete an Insider trading certification form, pursuant to which they must certify that, to their reasonable belief, they are not in possession of any material non-public information relevant to the value of the securities not reflected in the proposed trade; and (iii) prohibit insiders from passing on material non-public information to third parties outside the Company. The Company has not yet adopted a stand-alone insider trading policy because there is currently no market for the purchase or sale of the Company’s securities as the Company’s securities are not listed on a national securities exchange or automated quotation system and are not DTC eligible. All stockholders of the Company hold their shares of record in book-entry form at Vistra USA LLC ("Vistra"), the Company’s transfer agent. Accordingly, any proposed purchase, sale and/or other disposition of the Company’s securities would be known to the Company and require an instruction letter from the Company to Vistra.
Hedging Policy
Our Board has not adopted, and we do not have, any specific practices or policies regarding the ability of our officers, our directors, the employees of our sponsor and its affiliates, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.
Annual Board Self-Assessment
Our Board annually conducts a self-evaluation (with anonymous responses permitted) to determine whether it, the Related Party Transactions Committee and the Audit Committee are functioning effectively and to identify opportunities to enhance their effectiveness.
Stockholder Nominations and Communications Policy
Stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to our Secretary, c/o Stirling Hotels & Resorts, Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. All communications will be compiled by our Secretary, who will determine whether they should be presented to our Board. The purpose of this screening is to avoid having our Board consider irrelevant or inappropriate communications (such as advertisements and solicitations). Our Secretary will submit all appropriate communications to our Board, the Related Party Transactions Committee or the relevant individual director(s), as appropriate.

Executive Officers

The following table sets forth the positions, ages as of April 1, 2025 and selected biographical information for our executive officers. Biographical information for Mr. Bennett is provided above under “Proposal 1 — Election of Directors—Nominees for Election as Directors.”

Name	Age	Position

Monty J. Bennett	59	Chief Executive Officer and Director

Deric S. Eubanks	49	President

Stephen Zsigray	39	Chief Financial Officer

Eric Batis	41	Chief Operating Officer

Justin Coe	41	Chief Accounting Officer

Alex Rose	39	Executive Vice President, General Counsel and Secretary

Christopher C. Nixon	39	Executive Vice President, Head of Asset Management

C. Jay Steigerwald III	62	Head of Capital Markets

DERIC S. EUBANKS
President Age: 49 Executive since 2023
Mr. Eubanks has served as our President since November 2023. In addition, he currently serves as the Chief Financial Officer of Ashford, Ashford Trust and Braemar and has held these positions since 2014.

In his role at Ashford, Ashford Trust and Braemar, Mr. Eubanks oversees all corporate finance, financial reporting, capital raising, investor relations, and risk management activities for these entities. Prior to his role as Chief Financial Officer, Mr. Eubanks served as the Senior Vice President of Finance at Braemar (since November 2013) and at Ashford Trust (since September 2011), and prior to that he served as Vice President of Investments for Ashford Trust and was responsible for sourcing and underwriting hotel investments including direct equity investments, joint venture equity, preferred equity, mezzanine loans, first mortgages, B-notes, construction loans, and other debt securities. Mr. Eubanks has been with Ashford since Ashford Trust’s initial public offering in 2003. During his time with Ashford, Mr. Eubanks has been involved in the acquisition of over 200 hotels, $400 million of debt investments, almost $16 billion of hotel financings, $1.8 billion of preferred equity capital raised, and $2.7 billion of common equity capital raised. He was also instrumental in the spin-offs of Braemar and Ashford from Ashford Trust.

Mr. Eubanks has written several articles for industry publications and is a frequent speaker at industry conferences and industry round tables. Before joining Ashford, Mr. Eubanks was a Manager of Financial Analysis for ClubCorp, where he assisted in underwriting and analyzing investment opportunities in the golf and resort industries.

Mr. Eubanks earned a Bachelor of Business Administration degree from Southern Methodist University and is a Chartered Financial Analyst (“CFA”) charter holder. He is a member of the CFA Institute and the CFA Society of Dallas-Fort Worth.

STEPHEN ZSIGRAY
Chief Financial Officer and Treasurer Age: 39 Executive since 2023
Mr. Zsigray has served as our Chief Financial Officer and Treasurer since November 2023. Mr. Zsigray also serves as the Chief Executive Officer and President of Ashford Trust. Before his current role, Mr. Zsigray served as Senior Vice President of Corporate Finance & Strategy and helped the Ashford platforms raise more than $1.3 billion in common and preferred equity, secure over $1.1 billion in new corporate and property-level debt financing and negotiate maturity extensions on over $3.3 billion in mortgage debt. Mr. Zsigray also headed Ashford’s cash management platform and oversaw corporate hedging strategy.

Mr. Zsigray joined Ashford in 2014 as a trader and portfolio manager in Ashford’s investment management division, and subsequently served as President and Chief Operating Officer of OpenKey, an Ashford-affiliated hospitality technology company that provides digital guest key and access control solutions to hotels worldwide.

Prior to joining Ashford, Mr. Zsigray was with UBS Investment Bank in New York, where he traded and helped clients structure derivatives across equity, fixed income, and commodity markets. He began his career with Deloitte Consulting in St. Louis, where he advised Fortune 500 clients on issues related to M&A, business transformation, and process improvement.

Mr. Zsigray received his Bachelor of Science in Business Administration from Saint Louis University, and graduated from Indiana University’s Kelley School of Business with his MBA in Finance. He currently serves on the Advisory Council for the North Texas Food Bank, and has advised a number of non-profit organizations in the Dallas metroplex.

Mr. Zsigray previously served as an Executive Board Member of the Dallas Security Traders Association, and has been invited to speak on topics ranging from lodging and commercial real estate to broader global macroeconomics.

ERIC BATIS
Chief Operating Officer Age: 41 Executive since 2023
Mr. Batis has served as our Chief Operating Officer since November 2023. In addition, he serves as the Executive Vice President of Operations for Ashford, a position he has held since October 2022. In this role, Mr. Batis oversees the operations of Ashford, including both its asset management advisory business and its hospitality products and service business. Mr. Batis is responsible for the growth of Ashford’s products and services line of business through strategic acquisitions and investments in businesses that are engaged in providing hospitality products and services and developing and overseeing their operations and growth. He previously served as the Senior Vice President of Portfolio Management, where he led the acquisition or investment process for OpenKey, J&S Audio Visual (now INSPIRE, including add-on Buffalo Audio Visual), Lismore Capital, Kalibri Labs, PURE Rooms and RED Hospitality and Leisure (including add-ons Sebago Watersports and Alii Nui). Mr. Batis has also served in Ashford’s Asset Management department, managing a portfolio of hotels for Ashford, Ashford Trust, and Braemar, and previously led its Capital Management group, leading the process for renovation and repositioning of hotels.

Before joining Ashford in 2013, Mr. Batis was a Vice President with investment bank Houlihan Lokey. In this role, Mr. Batis led the real estate valuation efforts of the group, valuing thousands of properties across multiple property types including hospitality, office, retail, industrial, multi-family, residential developments, and other commercial uses. Mr. Batis assisted clients with various projects including mergers and acquisitions, financings, insurable value purposes, potential litigation matters, estate purposes, real estate tax appeal issues, portfolio maintenance, and financial reporting. Prior to joining Houlihan Lokey, Mr. Batis worked for Integra Realty Resources in Chicago, valuing commercial properties across the Midwest.

Mr. Batis holds a Bachelor of Arts degree in Political Science from Northwestern University.

JUSTIN COE
Chief Accounting Officer Age: 41 Executive since 2023
Mr. Coe has served as our Chief Accounting Officer since November 2023. Mr. Doe has served as Chief Accounting Officer of Ashford since December 2023. Prior to becoming Chief Accounting Officer, he served as Senior Vice President of Accounting at Ashford from July 2015 until December 2023. As Chief Accounting Officer, Mr. Coe is responsible for overseeing most of the accounting functions for Ashford and each of its advised platforms, including Ashford Trust and Braemar. Such functions included tax, financial reporting, corporate controller, portfolio accounting, internal audit, information systems, acquisitions and special projects. Prior to joining Ashford, Mr. Coe was a Senior Manager at Ernst & Young LLP and served since 2006 in various Assurance and Advisory roles for public and private companies in the airline, real estate, medical device and other industries domestically and internationally.
Mr. Coe holds Bachelor of Business Administration and Master of Accountancy degrees from Texas State University – San Marcos and is a licensed certified public accountant (CPA) in the state of Texas.

ALEX ROSE
Executive Vice President, General Counsel and Secretary Age: 39 Executive since 2023
Mr. Rose has served as the Executive Vice President, General Counsel and Secretary of Ashford, Ashford Trust and Braemar since July 2021 and of the Company since November 2023. His responsibilities include supervising the legal needs and interests of both the Board of Directors and senior management as well as maintaining legal compliance in the public and private sectors. Mr. Rose also serves as liaison to the various third parties with Ashford's high-yielding portfolio of companies. He has cultivated and leads a robust internal legal team capable of navigating a diverse range of requirements and opportunities. Mr. Rose's time with Ashford, Ashford Trust, Braemar and their affiliates, as well as previous work at prior law firms, has afforded Mr. Rose an intimate knowledge of handling complex transactions such as mergers, acquisitions, privatizations, joint ventures, divestitures, recapitalization, debt and security investments, and other general corporate matters.
Mr. Rose is driven by a strong moral value system alongside his family and plays an active role in the community as a member of the Board of Governors of the Dallas Foundation. He holds a J.D. from Columbia University School of Law and a B.S. from the University of Kansas and is admitted to practice law in the States of Texas and New York.
Prior to joining Ashford's portfolio of companies, Mr. Rose was a Partner at Kirkland & Ellis LLP from 2018-2021 and served as an attorney at Jones Day and Vinson & Elkins LLP.

CHRISTOPHER C. NIXON
Executive Vice President, Head of Asset Management Age: 39 Executive since 2023
Mr. Nixon has served as our Executive Vice President, Head of Asset Management since November 2023. He has served as the Executive Vice President & Head of Asset Management for Ashford since September 2022. Before this, he served as the Senior Vice President of Asset Management for Ashford from August 2019 to September 2022. In his current role, Mr. Nixon presides over the Asset Management functions for two publicly traded hospitality REITs, Braemar and Ashford Trust, which currently includes 110 hotels ranging from Upscale to Luxury. He oversees property performance and operations, deployment of approximately $200 million in capital investment annually, property tax, underwriting, and brand relations. He also directs strategic positioning of each property, including rebranding, repositioning, new property leases, ground lease extensions, and hotel group buyouts. Under his leadership, many of the hotels have achieved all-time highs in Hotel Total Revenue and Hotel EBITDA, including recent acquisitions. As a member of Ashford’s executive team, Mr. Nixon actively participates in corporate strategy sessions, earnings calls, and company meetings. Mr. Nixon also participates in Marriott, Hilton, and Hyatt owners’ conferences and is an active participant in Marriott’s Owners’ Advisory Council, as well as Hilton’s Owners’ Advisory Council. Mr. Nixon was recognized in 2017 as one of the Top-25 Extraordinary Minds in Hospitality Sales, Marketing, and Revenue Optimization by The Hospitality Sales and Marketing Association International. Mr. Nixon is a speaker and panelist for various lodging investment and development conferences, including the Hotel Data Conference and The Hospitality Sales and Marketing Association International’s Revenue Optimization Conference.

Before joining Ashford in 2015, Mr. Nixon served as Hilton’s Regional Director of Revenue Management. In this role, Mr. Nixon was responsible for numerous revenue teams throughout the South-Central Region of the U.S., which covered 25 hotels and generated approximately $1 billion annually. In this capacity, Mr. Nixon led the strategy and implementation of various initiatives, enabling the region to outperform its peers.

Before joining Hilton in 2011, Mr. Nixon served in national defense roles, including with Northrop Grumman and the Central Intelligence Agency, working on a number of classified programs.
Mr. Nixon holds a Master’s degree in Business Administration from the University of Maryland and a Bachelor of Arts degree from the University of Texas in Austin.

C. JAY STEIGERWALD III
Head of Capital Markets Age: 62 Executive since 2023
Mr. Steigerwald has served as Head of Capital Markets since November 2023. He has served as President and Head of Distribution for Ashford Securities LLC (“Ashford Securities”) since 2019. Mr. Steigerwald’s career has specialized in fundraising and designing alternative investment products. Those efforts have included product structuring, investment strategy, fundraising, budgeting, hiring, financial reporting, and forming broker-dealer syndicates. Mr. Steigerwald has extensive experience building long-term relationships within the broker-dealer community that are centered around strategic thinking, execution, transparency, honesty, and exceptional service. In his tenure at Ashford Securities, Mr. Steigerwald has grown Ashford Securities to 28 professionals who raised over $500M of capital across three products in a little over two years as managing dealer.

Mr. Steigerwald is active in the Investment Program Association and previously served as the Chair of the Program Team for more than seven years. Prior to joining Ashford Securities in 2019, Mr. Steigerwald served as Executive Director for W. P. Carey Inc. and President of Carey Financial, where he oversaw all broker-dealer relationships, financial reporting, and managing the National Accounts and Due Diligence Departments. While at W. P. Carey, Mr. Steigerwald was instrumental in the company raising over $7.0 billion of capital. Over the course of his career, Mr. Steigerwald has been instrumental in raising over $12.0 billion of capital for a variety of issuers. Prior to joining W. P. Carey, Mr. Steigerwald was a Vice President at CNL Securities from 2006 to 2008, where he managed the Western Region National Accounts Department.

Mr. Steigerwald earned his B.Sc. in Chemistry at Muhlenberg College in Allentown, PA.

Compensation of Directors and Executive Officers

Executive Compensation

We are externally managed by our Advisor and have no employees. Our executive officers serve as officers of our Advisor and are employees of our Advisor or one or more of its affiliates. The Advisory Agreement between our Company, the Operating Partnership and our Advisor (as amended, the “Advisory Agreement”) provides that our Advisor is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from our Advisor. In addition, we do not reimburse our Advisor for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling our Advisor’s obligations to us under our Advisory Agreement. Accordingly, our Advisor has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as our Advisor does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, any material perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us. Our executive officers may participate, along with all employees of our Advisor and its affiliates, in the performance participation allocation through a profits participation interest and economic interest in the Special Limited Partner.
Although we do not pay our executive officers any cash compensation, we pay our Advisor the fees described below under the heading “Certain Relationships and Related Transactions, and Director Independence.”
Compensation of Independent Directors
We compensate each of our non-employee directors who are not affiliated with our Advisor or Ashford (presently Messrs. Goldberg and Kleisner) with annual compensation consisting of the following, which was contingent upon the effectiveness of our Form 10: (i) base cash compensation of $80,000 paid in arrears on a quarterly basis and (ii) a number of shares of Class I restricted LTIP Units (as defined below) valued at $40,000. The initial equity award was granted on February 13, 2024, the date the Form 10 was effective (the “Form 10 Effective Date”). Messrs. Goldberg and Kleisner will receive the same compensation for the fiscal year 2025. Mr. Goldberg received an additional grant of restricted LTIP Units valued at $25,000 on the Form 10 Effective Date, which he will not receive for the fiscal year 2025. Our Board will review its compensation in subsequent years with input from our Advisor.
Any grant of common stock or common units are based on the then-current per share transaction price of Class I shares at the time of grant. Restricted common stock or common unit grants to our non-employee directors who are not affiliated with our Advisor or Ashford will vest upon the expiration of the first anniversary of such grant. For 2024, the grants were paid under our Independent Director Compensation Plan in the form of special long-term incentive partnership units ("LTIP Units") in Stirling REIT OP, LP, our operating subsidiary ("Subsidiary"), and vested on the first anniversary after issuance (February 13, 2025). Whether vested or not, LTIP Units generally receive the same treatment as common units of Stirling OP, with the key difference being, at the time of the award, LTIP Units do not have full economic parity with common units but can achieve such parity pursuant to the terms of a vesting agreement. Vested LTIP Units become convertible into an equal number of common units, and, at that time, the holder will have redemption rights. Until and unless such vesting and conversion occurs, the LTIP Units are not redeemable. Neither the LTIP Units nor the common units have an expiration date.
We do not pay our directors additional fees for attending board meetings, but we reimburse each of our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings

(including, but not limited to, airfare, hotel and food). Our directors who are affiliated with our Advisor or Ashford do not receive additional compensation for serving on the board of directors or committees thereof.
The following table summarizes the compensation paid by us to our directors for their services as director for the fiscal year ended December 31, 2024:

Name	Fees Earned or Paid in Cash	Stock Awards/LTIP (1)(2)	Total
Monty J. Bennett	$—	$—	$—
Mark Goldberg	$80,000	$65,000	$145,000
Frederick J. Kleisner	$80,000	$40,000	$120,000
(1)Based on the fair market value of the stock awards computed in accordance with FASB ASC Topic 718 on the date of the grant. See Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of the assumptions used in the valuation of stock-based awards.
(2)Our directors held the following numbers of outstanding restricted LTIP Units as of December 31, 2024: Mr. Bennet: zero; Mr. Goldberg: 2,591; and Mr. Kleisner: 1,594.
Equity Compensation Plan Information
The following table sets forth certain information with respect to securities authorized and available for issuance under our equity compensation plans as of December 31, 2024:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price Of Outstanding Options, Warrants, And Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	—	—	495,814
Total	—	—	495,814

(1)	As of December 31, 2024, approximately 495,814 shares of our common stock, or securities convertible into approximately 495,814 shares of our common stock, remained available for issuance under our 2023 Independent Director Compensation Plan.
Equity Grant Procedures for Options
The Company currently does not grant options and historically has not granted options. However, with respect to grants of equity of the Company in general, the Company does not permit the timed disclosure of material non-public information for the purpose of affecting the value of compensation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of March 19, 2025 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and named executive officers as a group. The address of the stockholders listed below is in care of our principal executive offices at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.

	Class D		Class I		Class S		Class T
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Frederick J. Kleisner	—	*	—	*	—	*	—	*
Mark Goldberg	—	*	—	*	—	*	—	*
Monty J. Bennett	—	*	1,939.1184	27.9%	—	*	—	*
Deric S. Eubanks	20.1471	100.0%	1,009.0089	14.5%	20.0588	100.0%	20.0588	100.0%
Stephen Zsigray	—		—	*	—	*	—	*
All directors and executive officers as a group (10 persons)	20.1471	100.0%	3,334.5320	47.9%	20.0588	100.0%	20.0588	100.0%
5% Stockholders
C. Jay Steigerwald, III	—	*	396.6000	5.7%	—	*	—	*

(1)
As of March 24, 2025 there were 7,022.7997 shares of our common stock outstanding, 20.1471 of which were Class D shares, 6,962.5350 of which were Class I shares, 20.0588 of which were Class S shares and 20.0588 of which were Class T shares.

In addition, as of March 24, 2025, the Operating Partnership has issued 1,496,103 units, of which 1,483,427 common units are held by the Anchor Investor, 8,490 common units are held by the Advisor and 4,186 LTIP Units are held by our independent directors. Subject to certain restrictions, common units may be exchanged for cash, or at our option, an equal number of shares of our common stock. Certain partners may hold a special class of Operating Partnership units. LTIP Units may, in the sole discretion of the general partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a vesting agreement. Whether vested or not, LTIP Units generally receive the same treatment as common units of Stirling OP, with the key difference being, at the time of the award, LTIP Units do not have full economic parity with common units but can achieve such parity pursuant to the terms of a vesting agreement. Vested LTIP Units become convertible into an equal number of common units, and, at that time, the holder will have redemption rights. Until and unless such vesting and conversion occurs, the LTIP Units are not redeemable.

Certain Relationships and Related Transactions, and Director Independence

Mr. Monty J. Bennett, our Chief Executive Officer and affiliated director, is Chairman and Chief Executive Officer of Ashford. As of December 31, 2024, Mr. Monty Bennett, together with his father, Mr. Archie Bennett, Jr., Chairman Emeritus of Ashford Trust, owned approximately 809,937 shares of Ashford common stock, which represented an approximately 46.6% ownership interest in Ashford, and owned 18,758,600 shares of Ashford Series D Convertible Preferred Stock, which, along with all unpaid accrued and accumulated dividends thereon, is convertible at a price of $117.50 per share into an additional approximate 4,395,281 shares of Ashford common stock, which if converted as of December 31, 2024 would have increased Mr. Monty J. Bennett and Mr. Archie Bennett, Jr.’s ownership interest in Ashford to approximately 84.9%. The 18,758,600 shares of Series D Convertible Preferred Stock owned by the Bennetts include 360,000 shares owned by trusts.
The fees due to Ashford and its subsidiaries pursuant to the agreements described below are paid by us to Ashford or its subsidiaries, and Mr. Monty J. Bennett, Mr. Archie Bennett, Jr., Ashford’s directors and executive officers and their immediate family members will benefit, as stockholders of Ashford, from the payment by us of such fees to Ashford or its subsidiaries.
The following describes related transactions since our inception in September 2023 and currently proposed related transactions involving us, our directors, our Advisor, Ashford and any affiliate thereof.
The Advisory Agreement
We are managed and advised by the Advisor pursuant to the Advisory Agreement (as amended) effective December 6, 2023. Pursuant to our Advisory Agreement, our Advisor will have contractual responsibilities to us and our stockholders and will be responsible for sourcing, evaluating, and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. Our board of directors will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our company and our Operating Partnership. Pursuant to our Advisory Agreement, our board of directors has delegated to our Advisor the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We believe that our Advisor currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in our Advisory Agreement.
Services
Pursuant to the terms of our Advisory Agreement, our Advisor is responsible for, among other things:
•serving as an Advisor to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines and our and the Operating Partnership’s investments, financing activities and operations;
•sourcing, evaluating and monitoring our and Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and Operating Partnership’s assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our board of directors;
•with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

•providing us with portfolio management and other related services;
•serving as our Advisor with respect to decisions regarding any of our financings, hedging activities or borrowings; and
•engaging and supervising, on our and Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.
The above summary is provided to illustrate the material functions which our Advisor will perform for us, and it is not intended to include all of the services that may be provided to us by our Advisor or third parties.
Term and Termination Rights
The initial term of our Advisory Agreement is for one year from the effective date of the agreement, subject to automatic renewals thereafter for an unlimited number of successive one-year periods unless terminated by our board of directors. Our independent directors will evaluate the performance of our Advisor and the terms of the Advisory Agreement annually in connection with the automatic renewal of our Advisory Agreement. The Advisory Agreement may be terminated:
•immediately by us for “cause,” a material breach of our Advisory Agreement or upon the bankruptcy of our Advisor;
•upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or
•upon 60 days’ written notice by our Advisor.
In the event our Advisory Agreement is terminated, our Advisor will be entitled to receive its prorated management fee through the date of termination. In addition, upon the termination or expiration of our Advisory Agreement, our Advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function, provided that the Advisor and its affiliates shall be reimbursed for all internal and third-party expenses incurred in connection with providing such transition (including salaries, benefits and overhead of personnel).
Management Fee, Performance Participation and Expense Reimbursements
Management Fee. As compensation for its services provided pursuant to our Advisory Agreement, we pay our Advisor an annual management fee (payable monthly in arrears) of 1.25% of the aggregate NAV represented by Class T, Class S, Class D and Class I shares. Additionally, to the extent that our Operating Partnership issues Class T, Class S, Class D or Class I Operating Partnership units to parties other than us, our Operating Partnership will pay our Advisor a management fee equal to 1.25% of the aggregate NAV of the Operating Partnership attributable to such Class T, Class S, Class D and Class I Operating Partnership units not held by us per annum payable monthly in arrears. No management fee will be paid with respect to Class E shares or Class E units, which are only expected to be held by our Advisor and its affiliates. The management fee is allocated on a class-specific basis and borne by all holders of the applicable class. In calculating the management fee, we use the aggregate NAV of the applicable class of Operating Partnership units not held by us before giving effect to monthly accruals for the management fee, performance participation allocation, distribution fees (if any), or distributions payable on our shares or Operating Partnership units.
The management fee may be paid, at our Advisor’s election, in cash, Class E shares or Class E units of our Operating Partnership. If our Advisor elects to receive any portion of its management fee in our Class E shares or Class E units of our Operating Partnership, we may be obligated to repurchase such Class E shares or Class E units from our Advisor at a later date. Repurchases of Class E shares will be outside our share repurchase plan and thus will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction. The Operating Partnership will repurchase any such Class E units for Class E shares of our common stock or cash (at our Advisor’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership’s partnership agreement, in which case such Class E units will be repurchased for Class E shares of our common stock.

Repurchase requests for Class E units will not be subject to the one-year hold period provided for other limited partners.
For the years ended December 31, 2024 and 2023, Stirling OP had incurred management fees of approximately $478,000 and $30,000, respectively.
Performance Participation. So long as our Advisory Agreement has not been terminated, the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return on Class T, Class S, Class D or Class I Operating Partnership units, subject to a 5% Hurdle Amount and a High-Water Mark, with a Catch-Up (each term as defined under “Summary of our Operating Partnership Agreement—Special Limited Partner Interest”). Such allocation will be measured on a calendar year basis, made quarterly and accrued monthly. The performance participation allocation will accrue on a class-specific basis. Because the Total Return is calculated only on the Class T, Class S, Class D and Class I units of the Operating Partnership, no portion of the allocation will accrue to Class E units of the Operating Partnership.
For the years ended December 31, 2024 and 2023, Stirling OP accrued a performance participation fee amounting to approximately $478,000 and $37,000, respectively.
Expense Reimbursement. Subject to the limitations described below under “—Advisor Support,” our Advisor is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on our behalf, provided that our Advisor is responsible for the expenses related to any and all personnel of our Advisor who provide investment advisory services to us pursuant to our Advisory Agreement (including, without limitation, each of our executive officers), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. Without limiting the generality of the foregoing, costs eligible for reimbursement include for out-of-pocket costs and expenses our Advisor incurs in connection with the services it provides to us related to (1) organization and offering expenses (described in more detail below under “—Advisor Support”) but excluding upfront selling commissions, dealer manager fees and distribution fees, (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, (4) expenses related to personnel of the Advisor performing services for us other than those who provide investment advisory services or serve as our executive officers, and (5) out-of-pocket expenses in connection with the selection and acquisition of properties and real estate debt, whether or not such investments are acquired. Such out-of-pocket costs and expenses will include expenses relating to compliance- related matters and regulatory filings relating to our activities conducted by our Advisor on our behalf pursuant to the Advisory Agreement. We may change our expense reimbursement arrangements with our Advisor in the future.
Subject to the limitations described below under “Advisor Support,” our Advisor may require us to reimburse it for any organization and offering expenses associated with the private offering that it incurs on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, reasonable bona fide due diligence expenses of selected dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by selected dealers and reimbursements to selected dealers for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and distribution fees) as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.
As of December 31, 2024, we incurred expenses related to expenses paid or incurred on our behalf totaling approximately $194,000.
As of December 31, 2024, the Advisor had incurred organization and offering expenses of $1.8 million on our behalf.

Advisor Support. Through December 31, 2025, our Advisor has agreed to advance all expenses on our behalf in connection with our formation and the raising of equity capital, including (without limitation) the following: legal, accounting, investment banking and other advisory fees; regulatory and other filing fees; expenses of qualification of the sale of our shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees; printing, engraving and mailing costs; expenses of the marketing and distribution of the shares, reasonable bona fide due diligence expenses of a dealer manager and selected dealers supported by detailed and itemized invoices, costs in connection with sales and marketing materials, design and website expenses, salaries of employees while engaged in sales activity, fees and expenses of a dealer manager’s attorneys, costs related to investor and broker-dealer sales meetings, including fees to attend retail seminars sponsored by a dealer manager or selected dealers and reimbursements to a dealer manager and selected dealers for customary travel, lodging and meals; charges of administrators, transfer agents, registrars, trustees, escrow holders, depositaries and experts; but excluding upfront selling commissions, dealer manager fees and distribution fees. We will reimburse our Advisor for all such advanced expenses ratably over the 120 months commencing January 1, 2026.
For the year ended December 31, 2024, Stirling OP incurred ongoing operating expenses of $2.9 million payable to the Advisor.
Independent Directors’ Review of Compensation. The Related Party Transactions Committee will annually review and evaluate the performance of our Advisor and the terms of the Advisory Agreement.
In addition to the management fee, performance participation and expense reimbursements, we have agreed to indemnify and hold harmless our Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under our Advisory Agreement, subject to certain limitations. See “Limited Liability and Indemnification of Directors, Officers, our Advisor and Other Agents” in Item 13, “Certain Relationships and Related Transactions, and Director Independence.”
Other Activities by Ashford and its Affiliates
Businesses or Services Provided by our Advisor to Others. The Advisory Agreement provides that (i) our Advisor and its affiliates, officers, directors or employees may engage in other businesses or render services of any kind to any other person or entity, whether or not the investment objectives or guidelines of any such other person or entity are similar to those of ours, including, without limitation, the sponsoring or managing of any Other Ashford Accounts (as defined in the Advisory Agreement), (ii) our Advisor or any of its affiliates, officers, directors or employees may buy, sell or trade any securities or commodities for their own accounts or for the account of others for whom our Advisor or any of its affiliates, officers, directors or employees may be acting and (iii) our Advisor and any of its affiliates may receive fees or other compensation or profits from activities described in clauses (i) or (ii) above, which shall be for our Advisor’s (and/or its affiliates’) sole benefit. In particular, there will be overlap of investment opportunities with certain Other Ashford Accounts that are actively investing and similar overlap with future Other Ashford Accounts.
Allocation of Investment Opportunities. The Advisory Agreement acknowledges that, while information and recommendations supplied to us shall, in our Advisor’s reasonable and good faith judgment, be appropriate under the circumstances and in light of our investment guidelines, such information and recommendations may be different in certain material respects from the information and recommendations supplied by our Advisor or its affiliates to others (including, for greater certainty, the Other Ashford Accounts and their investors, as described below). In addition, as acknowledged in our Advisory Agreement, affiliates of our Advisor advise and/or manage one or more Other Ashford Accounts and we expect will in the future sponsor, advise and/or manage additional Other Ashford Accounts. This overlap will from time to time create conflicts of interest.
Our Advisor and its affiliates have agreed that we will have a right of first refusal for any select-service hotel assets sourced by our Advisor that have trailing or anticipated twelve-month average revenue per available room (“RevPAR”) of less than twice the then-current U.S. national average RevPar for all hotels (the “Select Service ROFR”).
With respect to Other Ashford Accounts with investment objectives or guidelines that overlap with ours but that do not have priority over us, investment opportunities are allocated among us and one or more Other Ashford Accounts in accordance with Ashford’s policies and procedures on a basis that our Advisor and its affiliates believe to be fair and equitable over time in their sole discretion.

Our Advisor could also consider other factors when making allocation decisions among programs, such as a program’s portfolio composition, objectives, guidelines, restrictions (including those imposed by law or regulation), strategy, capacity and liquidity. Our Advisor has adopted investment allocation policies and procedures in order to guide its allocation decisions. These policies and procedures may be amended without our input and without notice to us.
Transactions with any Other Ashford Account or Affiliate. Pursuant to the terms of our Advisory Agreement, and subject to applicable law, our Advisor is not permitted to consummate on our behalf any transaction that involves Ashford, any Other Ashford Accounts or any of their affiliates unless such transaction is approved by the Related Party Transactions Committee. Notwithstanding the foregoing, no additional approvals are required to enter transactions with Ashford or its affiliates on the terms and conditions described in our registration statement on Form 10 filed with the SEC and available at www.sec.gov. Pursuant to the terms of our Advisory Agreement, it is agreed that our Advisor will seek to resolve any conflicts of interest in a fair and reasonable manner (subject to any priorities of Other Ashford Accounts) in accordance with its policies and procedures with respect to conflicts resolution among Other Ashford Accounts generally, but only those transactions set forth in the first sentence of this paragraph will be expressly required to be presented for approval to the independent directors of our Board or any committee thereof (unless otherwise required by our investment guidelines).
Exclusive Provider of Certain Services. Pursuant to the terms of our Advisory Agreement, and provided that we have the right to control the decision of the award of the applicable contract, Remington Hospitality, Premier Project Management LLC ("Premier"), and other affiliates of our Advisor have exclusive rights to provide certain products and services to us. Notwithstanding the foregoing, we do not have to engage Remington Hospitality, Premier or other affiliates of our Advisor if our independent directors unanimously elect not to engage an affiliate of the Advisor.
Hotel Master Management Agreement
To qualify as a REIT, we cannot directly or indirectly operate any of our hotel properties. Third parties must operate our hotel properties. Our hotel properties are leased to TRS lessees, which in turn have engaged hotel managers to manage our hotel properties. We, through our TRS subsidiary, have entered a hotel master management agreement with Remington Hospitality, a wholly owned subsidiary of Ashford (the “Hotel Master Management Agreement”).
Services
Pursuant to the Hotel Master Management Agreement, Remington Hospitality will provide us with hotel management services, including hotel operations, sales and marketing, revenue management, budget oversight, guest service, asset maintenance (not involving capital expenditures) and related services with respect to hotels owned by us. Remington Hospitality manages three of our four hotel properties. The Hotel Master Management Agreement will also govern the management of hotels we acquire in the future that are managed by Remington Hospitality, which has the right, pursuant to the Advisory Agreement, to manage and operate hotel properties we acquire in the future unless our independent directors unanimously elect not to engage Remington Hospitality.
Base Management Fee and Incentive Fee
Base Management Fee. Remington Hospitality receives a base management fee, and if the hotels meet and exceed certain thresholds, an additional incentive fee. The base management fee for each hotel will be due monthly in arrears and will be equal to the greater of approximately $17,000 (increased annually based on consumer price index adjustments); or 3% of a property’s gross revenues.
Incentive Fee. The incentive fee, if any, for each hotel will be due annually in arrears within 90 days of the end of the fiscal year and will be equal to the lesser of (i) 1% of gross revenues and (ii) the amount by which the actual house profit (gross operating profit of the applicable hotel before deducting management fees or franchise fees) exceeds the target house profit as set forth in the annual operating budget approved for the applicable fiscal year. If, however, based on actual operations and revised forecasts from time to time, it is reasonably anticipated that the incentive fee is reasonably expected to be earned, our TRS subsidiary shall pay the incentive fee pro rata on a monthly basis, subject to final adjustment within 90 days following the end of the fiscal year.

The incentive fee is designed to encourage Remington Hospitality to generate higher house profit at each hotel by increasing the fee due to Remington Hospitality when the hotels generate house profit above certain threshold levels. Any increased revenues will generate increased lease payments under the percentage leases and should thereby benefit our stockholders.
Up to one-third of the base management fee and all of the incentive fee payable to Remington Hospitality may be paid, at Remington Hospitality’s election and subject to the approval of the Related Party Transactions Committee, in Class E shares or in the form of stock options. If Remington Hospitality elects to receive any portion of its management fee in our Class E shares, we may be obligated to repurchase such Class E shares at a later date.
Term
The Hotel Master Management Agreement provides for an initial term of 10 years as to each hotel governed by the agreement. The term may be renewed by Remington Hospitality, at its option, subject to certain performance tests, for three successive periods of seven years each and, thereafter, a final term of four years, provided that at the time the option to renew is exercised, Remington Hospitality is not then in default under the Hotel Master Management Agreement. If at the time of the exercise of any renewal period, Remington Hospitality is in default, then the exercise of the renewal option will be conditional on timely cure of such default, and if such default is not timely cured, then our TRS lessee may terminate the Hotel Master Management Agreement regardless of the exercise of such option and without the payment of any fee or liquidated damages. If Remington Hospitality desires to exercise any option to renew, it must give our TRS lessee written notice of its election to renew the Hotel Master Management Agreement no less than 90 days before the expiration of the then current term of the Hotel Master Management Agreement.
Termination Rights
The Hotel Master Management Agreement may be terminated as to one or more of the hotels earlier than the stated term if certain events occur, including:
•a sale of a hotel;
•after the base ten-year term of the agreement applicable to a hotel, the failure of Remington Hospitality to satisfy certain performance standards;
•for the convenience of our TRS lessee;
•a casualty to, condemnation of, or force majeure involving a hotel; or
•upon a default by Remington Hospitality or us that is not cured prior to the expiration of any applicable cure periods.
In certain cases of early termination of the Hotel Master Management Agreement with respect to one or more of the hotels, we must pay Remington Hospitality termination fees, plus any amounts otherwise due to Remington Hospitality pursuant to the terms of the Hotel Master Management Agreement. We will be obligated to pay termination fees in the circumstances described below, provided that Remington Hospitality is not then in default, subject to certain cure and grace periods:
Sale. If any hotel subject to the Hotel Master Management Agreement is sold during the first 12 months of the date such hotel becomes subject to the Hotel Master Management Agreement, our TRS lessee may terminate the Hotel Master Management Agreement with respect to such sold hotel, provided that it pays to Remington Hospitality an amount equal to the management fee (both base fees and incentive fees) estimated to be payable to Remington Hospitality with respect to the applicable hotel pursuant to the then-current annual operating budget for the balance of the first year of the term. If any hotel subject to the master hotel management agreement is sold at any time after the first year of the term and the TRS lessee terminates the Hotel Master Management Agreement with respect to such hotel, our TRS lessee will have no obligation to pay any termination fees.
Casualty. If any hotel subject to the Hotel Master Management Agreement is the subject of a casualty during the first year of the initial 10-year term and the TRS lessee elects not to rebuild, then we must pay to

Remington Hospitality the termination fee, if any, that would be owed if the hotel had been sold. However, after the first year of the initial 10-year term, if a hotel is the subject of a casualty and the TRS lessee elects not to rebuild the hotel even though sufficient casualty insurance proceeds are available to do so, then the TRS lessee must pay to Remington Hospitality a termination fee equal to the product obtained by multiplying (i) 65% of the aggregate management fees (both base fees and incentive fees) estimated to be paid to Remington Hospitality with respect to the applicable hotel pursuant to the then-current annual operating budget (but in no event less than the management fees for the preceding full fiscal year) by (ii) nine.
Condemnation or Force Majeure. If there is a condemnation of, or the occurrence of any force majeure event with respect to, any of the hotels, the TRS lessee has no obligation to pay any termination fees if the Hotel Master Management Agreement terminates as to those hotels.
Failure to Satisfy Performance Test. If any hotel subject to the Hotel Master Management Agreement fails to satisfy a certain performance test, the TRS lessee may terminate the Hotel Master Management Agreement with respect to such hotel, and in such case, the TRS lessee must pay to Remington Hospitality an amount equal to 60% of the product obtained by multiplying (i) 65% of the aggregate management fees (both base fees and incentive fees) estimated to be paid to Remington Hospitality with respect to the applicable hotel pursuant to the then-current annual operating budget (but in no event less than the management fees for the preceding full fiscal year) by (ii) nine. Remington Hospitality will have failed the performance test with respect to a particular hotel if during any fiscal year during the term (i) such hotel’s gross operating profit margin for such fiscal year is less than 75% of the average gross operating profit margins of comparable hotels in similar markets and geographical locations, as reasonably determined by Remington Hospitality and the TRS lessee, and (ii) such hotel’s RevPAR yield penetration is less than 80%. Upon a performance test failure, the TRS lessee must give Remington Hospitality two years to cure. If, after the first year, the performance test failure has not been cured, then the TRS lessee may, in order not to waive any such failure, require Remington Hospitality to engage a consultant with significant hotel lodging experience reasonably acceptable to both Remington Hospitality and the TRS lessee, to make a determination as to whether or not another management company could manage the hotel in a materially more efficient manner. If the consultant’s determination is in the affirmative, then Remington Hospitality must engage such consultant to assist with the cure of such performance failure for the second year of the cure period after that failure. If the consultant’s determination is in the negative, then Remington Hospitality will be deemed not to be in default under the performance test. The cost of such consultant will be shared by the TRS lessee and Remington Hospitality equally. If Remington Hospitality fails the performance test for the second year of the cure period and, after that failure, the consultant again makes a finding that another management company could manage the hotel in a materially more efficient manner than Remington Hospitality, then the TRS lessee has the right to terminate the management agreement with respect to such hotel upon 45 days’ written notice to Remington Hospitality and to pay to Remington Hospitality the termination fee described above. Further, if any hotel subject to the Remington Hospitality Hotel Master Management Agreement is within a cure period due to a failure of the performance test, an exercise of a renewal option shall be conditioned upon timely cure of the performance test failure, and if the performance failure is not timely cured, the TRS lessee may elect to terminate the management agreement without paying any termination fee.
For Convenience. With respect to any hotel managed by Remington Hospitality pursuant to the Hotel Master Management Agreement, if the TRS lessee elects for convenience to terminate the management of such hotel, at any time, including during any renewal term, the TRS lessee must pay a termination fee to Remington Hospitality, equal to the product of (i) 65% of the aggregate management fees for such hotel (both base fees and incentive fees) estimated to be payable to Remington Hospitality with respect to the applicable hotel pursuant to the then-current annual operating budget (but in no event less than the management fees for the preceding full fiscal year) and (ii) nine.
If the Hotel Master Management Agreement terminates as to all of the hotels covered in connection with a default under the Hotel Master Management Agreement, the hotel management exclusivity provided for in the Advisory Agreement can also be terminated at the non-defaulting party’s election.
The amount of hotel management fees incurred by us to Remington Hospitality for the fiscal year ended December 31, 2024 was approximately $781,000, which includes approximately $697,000 of base management fees and approximately $84,000 of incentive fees. Additionally, there were other reimbursed expenses of approximately $144,000.

Master Project Management Agreement
We, through our TRS subsidiary, have entered a master project management agreement with Premier, a subsidiary of Ashford (the “Master Project Management Agreement”) pursuant to which Premier provides construction management, interior design, architecture, and the purchasing, expediting, warehousing, freight management, installation and supervision of property and equipment and related services to our four hotel properties. Pursuant to the Master Project Management Agreement, we have appointed Premier as our sole, exclusive and continuing manager to (a) manage, coordinate, plan and execute the non-routine repairs and other work pursuant to the capital improvement budget and all major repositionings of hotels owned or leased by our TRS, (b) to provide development and construction services to the extent a site was acquired for the development and construction of a hotel, and (c) construction management, interior design, architecture, property and equipment purchasing, property and equipment expediting/freight management, and property and equipment warehousing.
The Master Project Management Agreement will also govern the project management at hotels we acquire in the future that are managed by Premier, which has the right, pursuant to the Advisory Agreement, to provide project management services at hotel properties we acquire in the future unless our independent directors unanimously elect not to engage Premier.
Fees
The Master Project Management Agreement provides that Premier shall be paid a project management fee equal to 4% of the total project costs associated with the implementation of the capital improvement budget (both hard and soft costs) until such time that the capital improvement budget and/or renovation project involves the expenditure of an amount in excess of 5% of the gross revenues of the applicable hotel, whereupon the design project management fee shall be reduced to 3% of the total project costs in excess of the 5% of gross revenue threshold.
In addition, the Master Project Management Agreement provides that Premier shall also provide to us the following services, and shall be paid the following fees: (i) architecture (6.5% of total construction costs, plus reimbursement for all third-party, out-of-pocket costs and expenses of mechanical, electrical and structural engineering services utilized in providing architectural services for project management work); (ii) construction management for projects without a general contractor (10% of total construction costs); (iii) interior design (6% of the purchase price of furniture, fixtures and equipment (“FFE”) designed or selected by Premier); (iv) FFE purchasing (8% of the purchase price of the FFE purchased by Premier; provided that if the purchase price exceeds $2.0 million for a single hotel in a calendar year, then the procurement fee is reduced to 6% of the FFE purchase price in excess of $2.0 million for such hotel in such calendar year); (v) freight expediting (8% of the cost of expediting FFE); (vi) warehousing (8% of the cost of warehousing goods delivered to the job site); and (vii) development (4% of total project costs).
Term
The Master Project Management Agreement provides for an initial term of 10 years as to each hotel governed by the agreement. The term may be renewed by Premier, at its option, for three successive periods of seven years each and, thereafter, a final term of four years, provided that at the time the option to renew is exercised, Premier is not then in default under the Master Project Management Agreement. If at the time of the exercise of any renewal period, Premier is in default, then the exercise of the renewal option will be conditional on timely cure of such default, and if such default is not timely cured, then our TRS lessee may terminate the Master Project Management Agreement regardless of the exercise of such option and without the payment of any fee or liquidated damages. If Premier desires to exercise any option to renew, it must give our TRS lessee written notice of its election to renew the Master Project Management Agreement no less than 90 days before the expiration of the then-current term of the Master Project Management Agreement.
The amount of design and construction service fees incurred by us to Premier for the fiscal years ended December 31, 2024 was approximately $494,000.

Termination Rights
The Master Project Management Agreement may be terminated as to one or more of the hotels earlier than the stated term if certain events occur, including:
•a sale of a hotel;
•for the convenience of our TRS lessee;
•a casualty to, condemnation of, or force majeure involving a hotel; or
•upon a default by Premier or us that is not cured prior to the expiration of any applicable cure periods.
In certain cases of early termination of the Master Project Management Agreement with respect to one or more of the hotels, we must pay Premier termination fees, plus any amounts otherwise due to Premier pursuant to the terms of the Master Project Management Agreement. We will be obligated to pay termination fees in the circumstances described below, provided that Premier is not then in default, subject to certain cure and grace periods:
Sale. If any hotel subject to the Master Project Management Agreement is sold, our TRS lessee may terminate the Master Project Management Agreement with respect to such sold hotel, and our TRS lessee will have no obligation to pay any termination fees.
Casualty, Condemnation or Force Majeure. If there is a casualty with respect to, condemnation of, or the occurrence of any force majeure event with respect to, any of the hotels, the TRS lessee has no obligation to pay any termination fees if the Master Project Management Agreement terminates as to those hotels.
For Convenience. With respect to any hotel project-managed by Premier pursuant to the Master Project Management Agreement, if the TRS lessee elects for convenience to terminate the project management of such hotel, at any time, including during any renewal term, the TRS lessee must pay a termination fee to Premier, equal to the product of (i) 65% of the aggregate design and construction fees and market service fees for such hotel estimated to be payable to Premier with respect to the applicable hotel for the full current fiscal year in which such termination is to occur (but in no event less than the design and construction fees and market service fees for the preceding full fiscal year) and (ii) nine.
Contribution Agreement and Lock-Up Agreement
On December 6, 2023, Stirling OP acquired four hotel properties and assumed a mortgage loan secured by the four hotel properties (the “Initial Portfolio”) from Ashford Hospitality Limited Partnership (“Ashford Hospitality OP”) and Ashford TRS Corporation (“Ashford Hospitality TRS,” and together with Ashford Hospitality OP, the “Anchor Investor”), each a subsidiary of Ashford Trust, in exchange for Class I units of Stirling OP pursuant to the terms of the contribution agreement (the “Contribution Agreement”), by and among Stirling OP and the Anchor Investor. The contribution value was approximately $56.2 million. Additionally, Stirling OP assumed a mortgage loan with an estimated fair value of approximately $30.2 million. The acquisition also included $9.0 million of net working capital and reserves and was subject to customary post-closing adjustments resulting in a net contribution value of the Initial Portfolio of $35.0 million. Subsequent to December 31, 2023, estimated working capital and reserves were finalized resulting in Ashford Trust returning 4,423 Class I units totaling approximately $111,000 to Stirling OP. The final net contribution value of the Initial Portfolio was $34.9 million.
Pursuant to the Contribution Agreement, the Anchor Investor contributed the Initial Portfolio to the Operating Partnership in exchange for 1,400,943 Class I units. The net contribution value of the Initial Portfolio was approximately $35 million, which represents the appraised value of the Initial Portfolio as provided by an independent third-party appraiser of $56.2 million, the assumption of $30.2 million of existing indebtedness and $9.0 million of net working capital and reserves, and is subject to customary post-closing working capital adjustments. Pursuant to the Contribution Agreement the Anchor Investor entered into a lock-up agreement with respect to its Class I units that restrict the assignment, sale, and transfer of the units for a period of one year following the closing of the transactions contemplated by the Contribution Agreement (the “Lock-Up Agreement”). In addition, pursuant to the Lock-Up Agreement, the Anchor Investor is prohibited from redeeming the Class I units for a period of three years following such closing. At the end of the three-year period, the Class I units may be redeemed pursuant to the terms of the Operating Partnership Agreement and any Class I units converted to shares of our Class I common stock may be repurchased by us pursuant to the terms and conditions of our share repurchase plan. In addition, the Anchor Investors has agreed not to withdraw as a participant in the distribution reinvestment plan of the Operating Partnership, and thereby receive any distributions payable on its Class I units in additional Class I units, through December 31, 2025.
In the Contribution Agreement, Anchor Investor and the Operating Partnership each made certain customary representations and warranties to one another, including representations relating to its organization, power, and authorization, its execution and delivery of the Contribution Agreement, and the enforceability of the Contribution Agreement. In addition, Anchor Investor made certain representations and warranties relating to the Initial Portfolio and occupancy agreements applicable to properties contained in the Initial Portfolio, and Operating Partnership made certain representations and warranties relating to the Class I units of the Operating Partnership.
In addition to the representations and warranties, the Contribution Agreement contains covenants made by the Anchor Investor and Operating Partnership. In addition to the Lock-Up Agreement entered by the Anchor Investor with respect to the Class I units, the Operating Partnership is prohibited from selling, transferring or otherwise disposing any portion of the real and personal property contained in the Initial Portfolio, subject to certain exceptions and limitations, for a period of three years following such closing. Additionally, the Contribution Agreement contains a covenant by the Anchor Investor relating to the delivery of certain tax information to the Operating Partnership. Furthermore, each of the Operating Partnership and Anchor Investor agree to a covenant to cooperate on certain tax-related matters and on certain alcoholic beverage license matters.
Under the Contribution Agreement, each of Anchor Investor and Operating Partnership agree to indemnify one another for any breaches of its representations, warranties, covenants and agreements along with any claims relating to the Initial Investment Portfolio that occur during a party’s ownership of such portfolio. The Contribution Agreement also contains a provision requiring the Operating Partnership to indemnify the Anchor Investor for any third- party claims relating to, arising out of, or in connection with the existing debt documents, including any guarantees or environmental-related indemnities therein. In connection with the foregoing, the indemnification obligations of each party are subject to customary limitations and exceptions.
Dealer Manager Agreement
We have entered into a Dealer Manager Agreement with Ashford Securities, an affiliate of our Advisor (the “Dealer Manager”). Under the terms of the Dealer Manager Agreement, the Dealer Manager serves as the dealer manager, and certain participating broker-dealers solicit capital, for our private offering of our Class T shares, Class S shares, Class D shares and Class I shares.
The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary based on agreements between the Dealer Manager and certain selected dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, selected dealers.
No upfront selling commissions or dealer manager fees will be paid with respect to purchases of Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.
From time-to-time Ashford Securities may serve as the Dealer Manager for future public or private programs with those offerings conducted concurrently with our offering. As a result, our sponsor and the Dealer Manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital.
Director Confidentiality Agreements
We have entered into customary confidentiality agreements with each of our directors. The confidentiality agreement requires, subject to certain limited exceptions, that each director maintain the confidentiality of information relating to us, Ashford, Ashford Trust, Braemar and their affiliates and use such information solely for the purpose of serving on the board of directors and in connection with our Company’s business.
The confidentiality agreement provides that the director party thereto shall resign from the board of directors in the event that the board of directors determines that, after consultation with counsel, such director has violated the terms of the confidentiality agreement and that such violation is determined by the board of directors to be material.
Limited Liability and Indemnification of Directors, Officers, our Advisor and Other Agents
Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and our Advisor and any of its affiliates acting as our agents subject to the limitations of Maryland law.
We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. Our directors and officers are also covered by an insurance policy that covers directors and officers of certain entities sponsored by Ashford.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in the value of our shares resulting from our payment of premiums, deductibles and other costs associated with such insurance or our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals.
To the extent consistent with the limitations in our charter, our Operating Partnership must also indemnify us, our directors, our officers, our Advisor and other persons we may designate against losses of any nature that relate to the operations of the Operating Partnership and must also advance expenses relating to the foregoing.
Advisor Unit Issuance
On December 7, 2023, our Advisor invested $200,000 in our Operating Partnership through the purchase of 8,000 shares of Class E common units at a price of $25.00 per unit.
Potential Conflicts of Interest with our Advisor and its Affiliates
We are subject to various conflicts of interest arising out of our relationship with our Advisor and its affiliates, some of whom serve as our executive officers and our directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.
Receipt of Fees by Our Advisor and its Affiliates
Our Advisor and its affiliates receive management and incentive fees from us which were not negotiated at arm’s length. These fees could influence our Advisor’s advice to us as well as the judgment of its affiliates, some of whom also serve as our executive officers and our directors.
Our Affiliates’ Interests in Other Programs Sponsored or Managed by Ashford
Our Advisor and its affiliates sponsor or manage other programs, including publicly traded REITs, private companies and private investment funds. All of our executive officers and our affiliated directors are also officers, directors, managers, key professionals and/or holders of direct or indirect interests in (i) our Advisor, Ashford, Ashford Trust and/or Braemar, (ii) other affiliated advisors that are the managers of other programs or accounts, and (iii) other Ashford-managed or -sponsored vehicles. In the future, these individuals may serve as the advisor and/ or asset manager to other Ashford-advised programs and investors and acquire for their own account real estate investments that may be suitable for us. Our Advisor and its affiliates have legal and financial obligations with respect to other programs or accounts managed or sponsored by them that are similar to their obligations to us. In the future, our Advisor and its affiliates are expected to sponsor and manage other programs.
Allocation of Our Affiliates’ Time
We rely on our sponsor, our officers and the key real estate, debt finance, management and accounting professionals our Advisor has assembled, including Messrs. Bennett, Eubanks, Batis, Zsigray, Rose and Coe, for the day-to-day operation of our business. Ashford Trust and Braemar are also advised by Ashford. Further, our officers and affiliated director are also officers and/or the affiliated director of other Ashford-sponsored programs. Messrs. Bennett, Eubanks, Rose and Coe are also executive officers of Ashford, Ashford Trust and Braemar. Further, Mr. Monty J. Bennett is the chairman of Ashford Trust’s board of directors, the chairman of Braemar’s board of directors and the chairman, chief executive officer and a significant stockholder of Ashford.
As a result of their interests in other Ashford-sponsored programs, their obligations to Ashford-advised investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, they face conflicts of interest in allocating their time among us, Ashford, Ashford Trust, Braemar, other Ashford-sponsored programs, Ashford-advised investors and other business activities in which they are involved. In addition, our Advisor, Ashford, Ashford Trust and Braemar and their affiliates share many of the same key real estate, debt finance, management and accounting professionals. Our executive officers and the key real estate, debt finance, management and accounting professionals affiliated with our sponsor who provide services to us are not obligated to devote a fixed amount of their time to us.
Our sponsor believes that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. It is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of Ashford-sponsored programs are very similar, there are significant efficiencies created by the same team of individuals at our advisor providing services to multiple programs.
Valuation Conflicts
Our Advisor is paid a management fee for its services based on our NAV, excluding the NAV of the Class E shares and Class E units which are not subject to the management fee. In addition, the Special Limited Partner, an affiliate of our Advisor, is entitled to receive distributions on its performance participation interest in the Operating Partnership based in part upon the Operating Partnership’s annualized total return, which is calculated based upon our total distributions paid, plus the change in the Operating Partnership’s NAV, excluding the distributions and NAV attributable to the Class E units, which are not subject to the performance participation. net assets (which is a component of our NAV). Although third-party appraisals will be utilized in the calculation of our NAV, such appraisals will be based in part on information and estimates provided by our Advisor. Other components of our NAV will also be based on the subjective judgments of personnel of our Advisor. Therefore, there is a risk that conflicts of interest could influence the fees payable to our Advisor and the distributions payable to the Special Limited Partner.
Fiduciary Duties Owed by Some of Our Affiliates to Ashford and Its Affiliates
All of our executive officers and the other key professionals at our Advisor are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in or for Ashford, other Ashford-affiliated investment advisors and other Ashford-sponsored programs.

Messrs. Bennett and Kleisner also serve as directors of Ashford Trust and Mr. Bennett is also a director of Ashford and Braemar. The loyalties of our directors serving on the boards of directors of Ashford, Ashford Trust and Braemar, or possibly on the boards of directors of future Ashford-sponsored programs, may influence the judgment of our board of directors when considering issues for us that also may affect Ashford or the affiliates of other Ashford-sponsored and advised programs. These duties may from time-to-time conflict with the fiduciary duties that they owe to us.
Certain Conflict Resolution Measures
Related Party Transactions Committee
For more information regarding the Related Party Transactions Committee of our Board, please see "Board and Committee Meetings — Related Party Transactions Committee" above.

REPORT OF THE AUDIT COMMITTEE
In accordance with, and to the extent permitted by the rules of the Commission, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”).
Roles and Responsibilities. The Audit Committee is comprised of our independent directors and operates under a written charter adopted by the Board of Directors. The purpose of the Audit Committee is to be an informed and effective overseer of our financial accounting and reporting processes, as well as to hire, compensate, and evaluate the independent registered public accounting firm. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process. BDO, the Company’s independent registered public accounting firm for 2024, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.
Required Disclosures and Discussions. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2024 with management. The Audit Committee has discussed with BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with BDO its independence.
Audit Committee Recommendation. Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the audited financial statements for the year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for 2024 for filing with the SEC.
THE AUDIT COMMITTEE
Mark Goldberg, Chair
Frederick J. Kleisner

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

BDO serves as our independent auditor.
Audit and Non-Audit Fees

Aggregate fees that we were billed for the fiscal years ended December 31, 2024 and 2023 by our independent registered public accounting firm, BDO, were as follows:

	Fiscal Year Ended December 31, 2024	Fiscal Year Ended December 31, 2023
Audit fees(1)	$240,000	$620,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$240,000	$620,000

(1)	Audit fees include amounts billed to us related to annual financial statement audit work, quarterly financial statement reviews and reviews of SEC registration statements.
The Audit Committee of our Board has considered all services provided by BDO to us and concluded that this involvement is compatible with maintaining the independent registered public accounting firm’s independence.
The Audit Committee of our Board is responsible for appointing our independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. The Audit Committee charter imposes a duty on the Audit Committee to pre-approve all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent registered public accounting firm, provided any such approval is presented to and approved by the full Audit Committee at its next scheduled meeting. All fees for services provided by BDO in 2024 have been approved by the Audit Committee.
Representatives of BDO are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
VOTING RECOMMENDATION
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

Annual Report

Our Annual Report on Form 10-K was previously made available for distribution to our stockholders.
Copies of our Annual Report on Form 10-K including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to our Secretary at Stirling Hotels & Resorts, Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
Other Matters

Our management does not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.
Stockholder Proposals

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2026 Annual Meeting of Stockholders, your proposal must be received by our Secretary on or before December 2, 2025. Your proposal should be mailed by certified mail return receipt requested to our Secretary at Stirling Hotels & Resorts, Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. In addition, if you desire to bring business (including director nominations) before our 2026 Annual Meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than January 13, 2026, and no later than 5:00 p.m. Eastern Time on February 12, 2026. However, if the 2026 Annual Meeting is advanced or delayed more than 30 days from the first anniversary of the date of the Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m. Eastern Time on the later of the 90th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. For additional requirements, stockholders should refer to our bylaws, Article I, Section 11, “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” a current copy of which may be obtained from our Secretary.
In addition to the notice and information requirements contained in our bylaws, and as required by the universal proxy rules, stockholders who, in connection with our 2026 Annual Meeting of Stockholders intend to solicit proxies in support of director nominees other than our company’s nominees must provide notice that sets forth the information required by Rule 14a-19 by the later of 60 calendar days prior to the date of the 2026 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made by our company.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, may also be directed to Stirling Hotels & Resorts, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or by calling (972) 490-9600. If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Stirling Hotels & Resorts, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or call (972) 490-9600.

Annex A
STIRLING HOTELS & RESORTS INC. AUDIT COMMITTEE CHARTER
Role
The Audit Committee (the “Committee”) assists the Board of Directors (the “Board”) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of Stirling Hotels & Resorts Inc. (the “Company”) including, without limitation:
(a)    the accounting and financial reporting processes of the Company, including the audits of the Company’s financial statements and the integrity of the Company’s financial statements;
(b)    the Company’s compliance with legal and regulatory requirements;
(c)    the independent auditor’s qualifications and independence; and
(d)    the performance of the Company’s internal audit function and independent auditors.
The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, the Company’s processes to manage business and financial risk, and the Company’s processes for compliance with significant applicable legal and regulatory requirements. The Committee is solely and directly responsible for the appointment, retention, compensation, evaluation and termination of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company. The Committee will also be responsible for the preparation of the report that the Securities and Exchange Commission (the “SEC”) rules and regulations require to be included in the Company’s annual proxy statement.
In addition to the powers and responsibilities expressly delegated to the Committee in this charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s Bylaws (the “Bylaws”).
Membership
The membership of the Committee shall consist of at least two directors appointed annually by the Board. The chairperson shall be appointed by a majority vote of the Board and may be removed by a majority vote of the Board in its discretion. Any member of the Committee may resign at any time by giving written notice of his or her resignation to the chairperson or if such resigning member is the chairperson, to the Chairman of the Board.
Each member of the Committee must be an independent director as determined by the Board. Each member of the Committee must also be financially literate or each such member must become financially literate within a reasonable period of time after his or her appointment to the Committee, as determined by the Board. In addition, at least one member of the Committee must be an “audit committee financial expert,” as determined by the Board in accordance with SEC rules. No director is eligible to serve on the Committee if he or she serves on more than two other public companies’ audit committees.
Meetings
The Committee will cause to be kept adequate minutes of all its proceedings. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice and quorum and voting requirements as are applicable to the Board. The Committee will report regularly to the full Board with respect to its activities.
Communications/Reporting
The public accounting firm shall report directly to the Committee. The Committee is expected to maintain free and open communication with the public accounting firm (including the independent auditor), the internal auditors and the Company’s management and general counsel. This communication shall include private executive sessions (exclusive of management), at least annually, with the public accounting firm and the internal auditors.
Outside Advisors
The Committee will have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the performance of its functions and will receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such advisors and for the payment of ordinary administrative expenses that are necessary or appropriate in carrying out the Committee’s duties.
Subcommittees
The Committee may delegate its duties and responsibilities to one or more subcommittees as it determines appropriate.
Duties and Responsibilities
The principal duties and responsibilities of the Committee are as follows:
Independent Auditor:
1.Evaluate the performance, qualifications and independence of the independent auditor at least annually, including the review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management and the internal auditors (or other persons responsible for the internal audit function), and, if necessary, replace the independent auditor.
2.At least annually, obtain and review a written report from the independent auditor describing the independent auditor’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues.
3.Approve in advance all audit and permissible non-audit services to be provided by the independent auditor, and establish policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent auditor.
4.Review with the independent auditor and the Chief Financial Officer (the “CFO”) the audit scope and plan, and coordination of audit efforts to assure the effective use of audit resources.
5.At least annually, consider the independence of the independent auditor, and, consistent with rules of the Public Company Accounting Oversight Board (the “PCAOB”), obtain and review a report by the independent auditor describing any relationships between the independent auditor, and the Company or individuals in financial reporting oversight roles at the Company, that may reasonably be thought to bear on the independent auditor’s independence and discuss with the outside auditor the potential effects of any such relationships on independence.
6.Review and discuss with the independent auditor the matters required to be discussed by the independent auditor under Auditing Standard No. 16, as adopted by the PCAOB and amended from time to time, including any problems or difficulties the independent auditor encountered in the course of its audit work and management’s response.
7.Meet to review and discuss with management and the independent auditor the annual audited and quarterly financial statements of the Company (including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and the independent auditor’s reports related to the financial statements.

Reports:
8.Recommend to the Board, based on the review and discussion described in items 5-7 above, whether the financial statements should be included in the Annual Report on Form 10-K.
9.Prepare the Audit Committee report that the SEC rules and regulations require to be included in the Company’s annual proxy statement.
Internal Audit:
10.Discuss periodically, but at least annually, with management the Company’s major financial risk exposures, management’s policies on financial risk assessment and risk management, and the Company’s compliance with these policies, including steps management has taken to monitor and control such exposures.
11.Consider and review with the CFO:
(a)    significant findings during the year and management’s responses thereto;
(b)    any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information; and
(c)    any changes required in planned scope of their audit plan.
12.Annually review and discuss the performance and effectiveness of the internal audit function.
General Responsibilities:
13.Periodically review policies and procedures for the review, approval and ratification of related person transactions, as defined in applicable SEC rules, and transactions that are not a normal part of the Company’s business; review such transactions; and confirm with the head of Internal Audit that there are no Company loans to officers or directors.
14.Periodically review with management the Company’s disclosure controls and procedures, internal control over financial reporting, internal accounting controls and policies, systems and procedures to promote compliance with laws.
15.Review the effectiveness of the system for monitoring compliance with laws and regulations, including the Company’s code(s) of conduct. This should include the establishment of procedures for:
(a)    the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing and federal securities law matters;
(b)    the confidential, anonymous submission by employees of the Company of concerns regarding accounting, internal accounting controls, auditing and federal securities law matters; and
(c)    reviewing the findings of any examinations by regulatory agencies and any auditor observations.
16.At least annually, meet to review the implementation and effectiveness of the Company’s compliance program with the Executive Vice President, General Counsel and Secretary, who shall have the authority to communicate directly with the Audit Committee, promptly, about actual and alleged violations of law or the Company’s code(s) of conduct, including any matters involving criminal or potentially criminal conduct.
17.Meet separately, periodically, with management, internal auditors (if appropriate) and external auditors.
18.Establish policies for the Company’s hiring of employees or former employees of the independent auditor.
19.Review and discuss earnings press releases, and corporate practices with respect to earnings press releases, and financial information and earnings guidance provided to analysts and ratings agencies.

20.At least annually, evaluate its own performance, and review the adequacy of this charter at least annually, delivering a report setting forth the results of such evaluation and review, and any recommended changes, to the Board for its approval.
Adopted: June 2, 2024

SCAN TO
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STIRLING HOTELS & RESORTS, INC.
ATTN: ALEX ROSE
14185 DALLAS PARKWAY
SUITE 1200
DALLAS, TX 75254

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STIRLING HOTELS & RESORTS, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Monty J. Bennett	☐	☐	☐
1b. Frederick J. Kleisner	☐	☐	☐
1c. Mark Goldberg	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the appointment of BDO USA, P.C., a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date